BUSINESS CONSULTING & ACQUISITION AGREEMENT

THIS AGREEMENT (the "Agreement") dated as of May 26, 2011 by and between Propanc Health Group Corp, including its subsidiaries, with principal address at 576 Swan Street, Richmond, VIC, 3121, AUSTRALIA and its subsidiaries (collectively, the "Company") and Jersey Fortress Capital Partners, LLC with its principal address at 1395 Brickell Avenue, Suite 800, Miami, Florida (the "Jersey Fortress"). The Company and Jersey Fortress are sometimes referred to as the "Parties".

W I T N E S S E T H:

WHEREAS, the Company desires to retain Jersey Fortress and Jersey Fortress desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

SECTION 1

(a) Duties of Jersey Fortress. The Company hereby retains Jersey Fortress on a non-exclusive basis to render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, the following:

(i) Study and review of the targeted businesses, operations, and historical financial performance of the targeted businesses (based upon management's forecast of financial performance) so as to enable Jersey Fortress to provide advice to the Company. Any such targeted businesses or assets may include, but not be limited to, pharmacies (retail), clinics, research and development facilities, pharmaceutical manufacturing and distribution facilities, or intellectual property;

(ii) Assist in formulating the terms and structure of any potential acquisition of a targeted business or assets; and

(iii) Perform such other services as may be reasonably requested by the Company in connection with consummating an acquisition of a targeted business or assets.

(b) Term of Agreement. The Company hereby agrees to retain Jersey Fortress for a period of one (1) year from the date hereof unless otherwise terminated as provided herein (the "Term"). During the Term, Jersey Fortress shall report directly to the Chief Executive Officer of the Company or to any other senior officer designated in writing by the Chief Executive Officer of the Company.

SECTION 2

(a) Upon the successful consummation of a single acquisition, in accordance with the terms hereof, the Company shall pay Jersey Fortress the amount of 5% of the final sale price on each successfully completed acquisition paid in cash.;

(b) At the Company's discretion and upon advice from Jersey Fortress, a single acquisition or a combined group of acquisitions targets may be listed on either the Over the Counter Pink Sheets or the Frankfurt Stock Exchange. In either case, as equity compensation, Jersey Fortress will be entitled to up to 10% of the total issued and outstanding common stock of that single company or group of company registrants.

SECTION 3

(i) All fees due to Jersey Fortress hereunder shall have no offsets, are non- refundable, non-cancellable and shall be free and clear of any and all encumbrances; and

SECTION 4

__Confidential Information:__ Jersey Fortress agrees that during and after the Term, it will keep in strictest confidence, and will not disclose or make accessible to any other person without the written consent of the Company, the Company's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Company or any of its clients and third parties including, without limitation, Proprietary Information. Jersey Fortress agrees (a) not to use any such Confidential Information for itself or others, except in connection with the performance of its duties hereunder; and (b) not to take any such material or reproductions thereof from the Company's facilities at any time during the Term except, in each case, as required in connection with Jersey Fortress's duties hereunder.

Notwithstanding the foregoing, the parties agree that Jersey Fortress is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) Jersey Fortress's own independent skill, knowledge, know-how and experience to whatever extent and in whatever way he wishes, in each case consistent with his obligations as Jersey Fortress and that, at all times, Jersey Fortress is free to conduct any research relating to the Company's business.

SECTION 5

__Ownership of Proprietary Information:__ Jersey Fortress agrees that all information that has been created, discovered or developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the "Affiliates") (including, without limitation, information relating to the development of the Company's business created, discovered, developed by the Company or any of its affiliates during the Term, and information relating to the Company's customers, suppliers, Bankers, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including without limitation the right to

make application for statutory protection. All the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications and information about the Company's Affiliates, its employees and/or Bankers (including, without limitation, the compensation, job responsibility and job performance of such employees and/or Bankers).

All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by Jersey Fortress that does not include any specific information relative to the Company's proprietary information, shall be the sole and exclusive property of Jersey Fortress.

SECTION 6

Indemnification by the Company: The Company represents that all materials provided or to be provided to Jersey Fortress or any third party regarding the Company's financial affairs or operations are and shall be truthful and accurate and in compliance with any and all applicable federal and state securities laws. The Company agrees to indemnify and hold harmless Jersey Fortress and its directors, officers, partners, managers, agents and employees and to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including reasonable attorneys' fees and disbursements) that result from actions taken or omitted to be taken in breach of this agreement (including any untrue statements made or any statement omitted to be made) by the Company, its agents or employees which relate to the scope of this Agreement and the performance of the services by Jersey Fortress contemplated hereunder.

Indemnification by Jersey Fortress: Jersey Fortress warrants and represents that all oral communications, written documents or materials developed by Jersey Fortress for the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate to the extent of the information provided by the Company. Jersey Fortress will protect, indemnify and hold harmless the Company against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Jersey Fortress's performance of its obligations under this Agreement, communication or dissemination of any said information, documents or materials.

Each person or entity seeking indemnification hereunder shall promptly notify the Company, or Jersey Fortress, as applicable, of any loss, claim, damage or expense for which the Company or Jersey Fortress, as applicable, may become liable pursuant to this Section 6. No party shall pay, settle or acknowledge liability under any such claim without consent of the party liable for indemnification, and shall permit the Company or Jersey Fortress, as applicable, a reasonable opportunity to cure any underlying problem or to mitigate actual or potential damages. The scope of this indemnification between Jersey Fortress and the Company shall be limited to, and pertain only to certain transactions contemplated or entered into pursuant to this Agreement. The Company or Jersey Fortress, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder,

provided it notifies the party claiming the right to indemnification in writing within fifteen (15) days of notice of the claim.

The rights stated pursuant to this Section 6 shall be in addition to any rights that Jersey Fortress, the Company, or any other person entitled to indemnification may have in common law or otherwise, including, but not limited to, any right to contribution.

SECTION 7

Notices: Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) five (5) days after being sent by Federal Express or similar overnight delivery; or (d) ten (10) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.

If to the Company:

James Nathanielsz
Chief Executive Officer
Propanc Pty Ltd.
576 Swan Street, Richmond, VIC, 3121, AUSTRALIA
Telephone: 61 3 9208 4182

If to Jersey Fortress:

Jersey Fortress Capital Partners, LLC
1395 Brickell Avenue, Suite 800
Miami, FL 33131 - USA
Telephone: +1 305 200-8688
Telecopy: +1305 675-2968
Attention: Mr. Mario Beckles

Termination of Agreement.

a. This Agreement shall remain in full force and effect during the Term unless terminated in writing by either party (either date, a "Date of Termination"). If the Company terminates this Agreement for any reason, the Company shall have no further obligations to Jersey Fortress, except as otherwise provided. During the Term of this Agreement the indemnity provisions set forth in this Agreement shall survive any termination of this Agreement.

b. After the Term of this Agreement is expired, this Agreement may be extended upon either Party giving the other party thirty (30) day's prior written notice requesting an extension of no more

than six (6) months. Within five (5) business days of any such notice, the other Party shall accept or decline such request for extention.

c. Notwithstanding anything to the contrary, if either Party materially breaches this Agreement, the non-breaching party may, at his or its election, immediately terminate the Agreement thereby relieving the non-breaching party of any obligation there under. Alternatively, the non-breaching party may proceed with performance without waiving any rights under the agreement. A material breach will mean and refer to a party's failure to comply with any covenants or obligation specified in this Agreement.

d. In the event of a dispute arising between parties the dispute shall be submitted to mediation before the Judicial Arbitration and Mediation Services ("JAMS") in Miami, Florida. The parties shall bear the costs of mediation equally. In the event that either party refuses to participate in mediation said party shall be prohibited from recovering attorney fees notwithstanding anything to the contrary in this agreement.

e. If mediation should fail to resolve the dispute between the parties, the matter shall be submitted to JAMS for binding arbitration. Discovery rights shall be preserved in said arbitration with regard to depositions and demands for production of documents as if the dispute were pending in Miami County Superior Court. Otherwise, discovery shall be prohibited. The costs of arbitration shall be equally shared by the parties until the dispute is either settled or adjudicated, at which time the arbitration may award said fees and costs to the prevailing party.

SECTION 8

Status as Independent Contractor. Jersey Fortress's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Jersey Fortress further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Jersey Fortress and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Jersey Fortress possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

SECTION 9

Other Activities of Jersey Fortress: The Company recognizes that Jersey Fortress now renders and may continue to render financial & compliance consulting and other investment banking services to other companies that may or may not conduct business and activities similar to those of the Company.

SECTION 10

Successors and Assigns: This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by Jersey Fortress without the prior written consent of the Company, which consent shall not be unreasonably withheld. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by the Company without the prior written consent of Jersey Fortress, which consent shall not be unreasonably withheld.

SECTION 11

Severability of Provisions: If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

SECTION 12

Entire Agreement; Modification: This Agreement and the schedule hereto contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto. This Agreement shall supercede in all respects the August Agreement.

SECTION 13

Non-Waiver: The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

SECTION 14

Remedies For Breach: Jersey Fortress and Company mutually agree that any breach of Sections 1, 2, 3, 4, 5, 6, 7 or 8 of this Agreement by Jersey Fortress or the Company may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged party shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party's obligations under such Sections. In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies

that may be available to it. The defaulting party shall pay all attorney's fees and costs incurred by the other party in enforcing this Agreement.

SECTION 15

Headings: The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

SECTION 16

Counterparts: This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first written above.

Propanc Pty Ltd.

By: ______________________

Name: James Nathanielsz
Title: Chief Executive Officer
Date: 8 JUNE 2011

Jersey Fortress Capital Partners, LLC

By: ______________________

Name: Mario Beckles
Title: Partner
Date: ______________________